Exhibit 99.4

SoundHound AI, Inc.
5400 Betsy Ross Drive
Santa Clara, CA 95054
ph: +1.408.441.3200
fax: +1.408.516.9575
www.soundhound.com

May 16, 2022

Dear Shareholders –

[Keyvan Mohajer, Chief Executive Officer]

It is with pleasure that we write to you from the newly public SoundHound AI. We closed our merger with Archimedes on April 26th and celebrated our listing on the Nasdaq under the ticker SOUN on the 28th. We are happy to share this letter to highlight key messages and look forward to engaging with you directly on earnings calls beginning with our June quarter-end.

The company began in a small dorm room at Stanford when my co-founders and I decided that within our lifetime, we should be able to talk to our computers, and we embarked on this journey to make that happen.

We worked tirelessly for over a decade to create what we believe is the best voice AI technology and platform. Our vision is to make computers better than humans in language understanding, while being more human in the way they respond. We aim to power billions of devices and services, and help product creators innovate and monetize while delighting their users.

Our timing is fortuitous because the world is in the process of being voice enabled, and we believe conversational AI presents the next major disruption in computing. Today, we are proud to power cars, TVs, mobile apps, and IoT devices, and services like voice enabled food ordering. Last year we doubled our traffic to over 100 million queries per month in 6 months, and this is just the beginning.

Natural language understanding is an especially challenging form of artificial intelligence. It is complex, takes a long time to perfect, and requires a full technology stack to deliver value. This creates very high barriers to entry, which is why there are not many companies delivering voice AI. In fact, we believe we are the only global, independent cross-industry voice AI platform. With our Speech-to-Meaning® and Deep Meaning Understanding® breakthroughs, along with our industry-leading cloud and edge (embedded) integrations, we have best-in-class technology and are strategically positioned between two major industry gaps: legacy, inflexible, expensive competitors whose technology is outdated, and big tech players whose voice assistants override other brands’ connections with consumers along with hidden agendas and conflicts of interest. This competitive and technological differentiation is why we win.

We launched our initial voice AI platform in 2016, have radically evolved it, and now have scaled into major enterprises across several industries. Large customers such as Mercedes-Benz, Hyundai, Kia, Stellantis, Deutsche Telekom, Mastercard, VIZIO, Snap, and Pandora have helped build our foundation. We further extended this momentum with major announcements over the past several months, such as with Qualcomm and Netflix. One of our key measures of customer adoption is queries into our voice AI platform. After exceeding 1 billion queries last year, in Q1 we continued to accelerate with query growth of +90% year-over-year.

We also demonstrate our momentum through the committed long-term contracts our large enterprise partners sign with us to unlock the power of voice AI. Through Q1, we now have a cumulative bookings backlog of $230 million. This consists of agreements ranging from 1-year to more than 7-years, with a roughly 4-year weighted-average contract length, highlighting the confidence and commitment our customers have working with us in partnership to build the future together.

Despite 2022 starting off with macroeconomic dislocation and geopolitical volatility, we are pleased that SoundHound is performing right on plan and delivering against expectations for this year, and we reiterate our 2022 guidance. The potential opportunity in front of us is only expanding and now with the additional resources we acquired through the merger, we are aggressively moving forward.

[Nitesh Sharan, Chief Financial Officer]

We are excited to be a public company and are committed to having direct and ongoing dialogue with our shareholders. As an overview of our business, there are three pillars to our revenue generating business model. First, we get royalty revenue when we voice-enable products like cars, TVs and the other billions of IoT devices around the world. Second, we generate recurring subscription revenue when we voice-enable services like food ordering, appointments, voice commerce and customer service. And, third, we create monetization revenue when we connect those voice-enabled products with the voice-enabled services, such as if you were to order a coffee from a voice-enabled coffee shop by speaking to your voice-enabled car on your commute to work. That natural, seamless interaction unlocks value to all parties involved as the coffee sale generates revenue for the coffee shop, and we share revenue that we receive from the transaction with the product creator, or car manufacturer, in this example. Most importantly, you get your morning coffee when and how you want it.

These three revenue pillars create a network platform effect that compounds, expanding our addressable market and increasing customer adoption. The monetization pillar, in particular, extends voice AI from a valuable cost component to a new, incremental revenue-generating pathway for customers, meaning the unit economics become increasingly more attractive as the ecosystem scales and expands.

In Q1, we continued to build out this ecosystem. After delivering full year 2021 revenue of $21.2 million, ahead of plan, we generated $4.3 million in Q1 2022, marking 15% year-over-year growth. First quarter revenue was predominantly from the product royalty pillar, although our expectation going forward is that subscriptions and monetization will be increasingly important and growing pieces of our revenue mix. More specifically, for full year 2022, we expect to deliver revenue in the range of $27 million to $33 million, with the midpoint consistent with our expectations prior to our merger close. That revenue is expected to be back-half weighted given seasonality and the growth derived from our sales and marketing investments.

As a newly public company, in a rapidly evolving industry with such significant growth potential, we are committed to being transparent about how we see our business evolving while ensuring we stay focused on creating long-term shareholder value. Accordingly, we think at this stage providing annual revenue guidance is most appropriate, and you can expect that cadence to continue for the foreseeable future.

Our expenses in Q1 were also largely in line with plan. As a software business, we are capital light. Our Costs of Goods Sold are primarily related to data center hosting costs (mostly via cloud service providers), production-related labor costs and knowledge content payments we make to partners who provide some of the intelligence engines behind our voice AI systems. Our operating expenses have historically been heavily weighted towards R&D as we have built up our voice AI platform and deep patent portfolio. Our first and primary use of proceeds from the recently completed transaction is to invest in Sales & Marketing to accelerate our growth, and we are extremely excited to have recently added Chief Revenue Officer, Zubin Irani, to our leadership team. A former CEO himself, we believe Zubin brings the right experience and record of success to help us achieve our growth ambitions. And while growth is paramount, we know that over the long-term creating value through innovation and breakthrough technology is what will fuel the topline.

We are still in investment mode as a company, and the $118 million of gross proceeds we received from the merger will help us move closer towards break-even, which we expect in 2024. Given our stage, progress will not always be linear but our current momentum is unquestionable. We are excited to be at this juncture and look forward to many years of constructive engagement ahead with all of you.

Please feel free to reach out to ir@soundhound.com if you have any questions or would like to follow up. Thank you.

Forward Looking Statements

This letter may contain forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting our business including, current uncertainties associated with the COVID-19 pandemic, our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other causes, the potential future revenue associated with our AI platform products and services; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and other risks detailed from time to time in our filings with the Securities and Exchange Commission.

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